EXHIBIT 10.5

Lease Agreement between the Company and Satview Broadband Ltd dated June 1, 2022

State of Nevada

Lease Agreement

This Lease Agreement (this "Agreement") is made on June 1, 2022, by and between Satview Broadband Ltd ("Landlord") and GlobalTech Corporation ("Tenant"). Each Landlord and Tenant may be referred to individually as a "Party" and collectively as the "Parties." Landlord agrees to share it office space with Tenant under the following terms and conditions:

1. Premises. The premises to be leased are located at 3550 Barron Way #13A Reno, NV 89511 (sublease)
2. Term. This Agreement will be for a term of 3 years from date signed by both parties.
3. Rent. Tenant will pay Landlord $10.00 per year by check on the first day of each year.
4. Utilities are included in lease amount.
5. Termination. If Landlord sells Premises 90 day written notice must be given to Tenant. Tenant may request termination of Agreement by giving 90 day notice to Landlord.

Dated: June 1, 2022

Tariq Ahmad

____
President
Satview Broadband Ltd

Dana F. Grey

______________________________ President
GlobalTech Corporation